Exhibit 99.1

SUNation Energy Announces Reduction in Long-Term Debt by Approximately $1.2 Million

Transaction intended to lower leverage and reduce future cash obligations and better align its capital structure

Expected to retire approximately $1.2 million of long-term debt

RONKONKOMA, N.Y., April 15, 2026 (GLOBE NEWSWIRE) -- SUNation Energy, Inc. (Nasdaq: SUNE) (“SUNation” or the “Company”), a leading provider of residential and commercial solar energy systems, battery storage solutions, and comprehensive energy services, today announced that its Board of Directors has approved, subject to final documentation and customary closing conditions, a partial conversion of certain outstanding long-term debt into shares of restricted common stock as the next step in the Company’s deliberate transformation designed to simplify its balance sheet and reduce legacy debt obligations, while also better aligning its capital structure with existing shareholders.

The transaction will reduce SUNation’s outstanding long-term debt by approximately $1.2 million and will reduce or eliminate certain near-term cash obligations associated with servicing this debt. The Company believes the transaction will further strengthen its balance sheet while supporting its broader efforts as it explores strategic transactions, which it announced on April 9, 2026.

Under the terms, SUNation would issue approximately 677,000 shares of its restricted common stock in exchange for the near term retirement of approximately $1.2 million of long-term debt under its outstanding April 2025 (originally November 2022) senior secured promissory note held by the Company’s chief executive offer and chief financial officer. The shares of common stock will be issued at $1.77 per share, which carries a 10% premium to the closing price of April 13, 2026. The restricted share issuance will represent an aggregate of approximately 19.9% of the Company’s outstanding public float, all of such shares will be locked-up for not less than 180 days from the date of issuance (and subject to additional affiliate restrictions under applicable securities laws). The Company expects the transaction, upon completion, to reduce leverage, improve near term cash flow by eliminating or lowering monthly debt service requirements through September 2026, and better align stakeholders with the Company’s long-term equity value creation objectives.

This conversion of a portion of the Company’s secured debt to equity is another step in a series of meaningful steps that the Company has taken over the past year to reduce near-term balance sheet pressure by minimizing cash usage, while supporting the Company’s ongoing strategic review process. The Company believes this near term retirement of a portion of secured related-party liability in exchange for its restricted common stock at a premium to the market price is consistent with that approach, including, by way of example, the elimination of an aggregate of approximately $14 million in other short and long term debt obligations over the past 14 months.

SUNation does not intend to provide additional updates regarding the strategic review process unless the Board of Directors approves a specific course of action or the Company otherwise determines that additional disclosure is appropriate or necessary.

This press release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

ABOUT SUNATION ENERGY, INC.

SUNation Energy Inc. (Nasdaq: SUNE) is a leading provider of sustainable solar energy and backup power solutions to residential, commercial, and municipal customers. The Company designs, installs, finances, and services solar energy systems and related technologies, helping customers reduce energy costs, increase energy independence, and transition to cleaner energy solutions.

For more information, visit ir.sunation.com

CONTACTS

Scott Maskin

Chief Executive Officer
SUNation Energy, Inc.
smaskin@sunation.com

James Brennan

Chief Financial Officer
SUNation Energy, Inc.

jbrennan@sunation.com

Simon Willcocks
Investor Relations
Alliance Advisors IR
IR@sunation.com

FORWARD-LOOKING STATEMENTS

Our prospects here at SUNation Energy Inc. are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.

Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

Source: SUNation Energy, Inc.

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